Exhibit 99.1
OpenText appoints Savinay Berry as
EVP & Chief Product Officer
WATERLOO, Ontario – January 27, 2025 – OpenText™ (NASDAQ: OTEX), (TSX: OTEX), today announced the strategic appointment of Savinay Berry as EVP & Chief Product Officer for the global information management leader. Mr. Berry will lead a charter focused on products and innovation across the company’s wide set of data-oriented domains to help drive growth. Further, Muhi Majzoub has taken on a new role as EVP, Security Products, increasing the company’s focus and accelerating its opportunity in this critical market.

Berry has deep experience leading technology and engineering for global software leaders. Most recently, Berry led Products and Engineering at Vonage, an Ericsson company, which included cloud applications, developer platforms, AI, and security. His expertise will help OpenText accelerate its mission to be the best information management company in the world – helping customers use connected data to gain an enterprise advantage across content management, digital experience, business network, digital operations, DevOps, analytics, and more.

“I am excited to rejoin OpenText at the time of significant change in our industry. With the massive AI transformation around us, Information Management is more relevant than ever given the role of data. The more we can help our customers ensure their data sets are secure, organized, and ready to take advantage of AI, the more our customers will realize new ways of working that accelerate growth and efficiency,” said Savinay Berry, OpenText CPO. “OpenText has a significant portfolio, global scale, and incredible talent. The focus on the convergence of Cloud, Security, and AI deeply resonated with me. I am excited to be part of this journey.”

“We are pleased to have Savinay join the executive leadership team at OpenText and for Muhi to be focused on Security,” said Mark J. Barrenechea, OpenText CEO & CTO. “The innovation we have driven over the past two years with Titanium X, Cloud and AI have put us in a premier position to translate innovation into enduring value for our customers. I look forward to working with Savinay to deliver the next generation of Information Management and working with Muhi to ensure Cybersecurity is the underpinning to all our innovation.”

About OpenText
OpenText™ is the leading Information Management software and services company in the world. We help organizations solve complex global problems with a comprehensive suite of Business Clouds, Business AI, and Business Technology. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at www.opentext.com.

Connect with us:
OpenText CEO Mark Barrenechea’s blog
Twitter | LinkedIn

Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText's current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText's assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, Twitter account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.
Copyright © 2024 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.